SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
 ...............................................................................


                        WMA INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

    (State of incorporation or organization) (I.R.S. Employer Identification
                                              No.)


                Delaware                                  58-2179041

  5555 Triangle Parkway, N.W., Second Floor         Phone: (770) 453-9300
  Norcross, GA 30092
 (Address of principal executive offices)(Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                Name of each exchange on which
          to be so registered                     Each class is to be registered


                 None                                      None


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates: Not Applicable

     Securities to be registered pursuant to Section (12(g) of the Act:


               Common Stock - Par Value $.001 each
                         (Title of class)




Item 1.  Description of Registrant's Securities to be Registered

     The description of Registrant's Common Stock to be registered hereunder can be found on pages 70 through 72, inclusive, of Registrant's Prospectus filed with the Commission as part of Registrant's Registration Statement declared effective December 22, 1995, (Commission file number33-94226) which description is incorporated herein by reference pursuant to Rule 12b-23. As indicated in the Prospectus, the Shareholders' Agreement terminated on December 31, 1997.

Item 2.  Exhibits

     The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32, except as otherwise noted.

     1. Registrant's Certificate of Incorporation filed as Exhibit 31 to the Registration Statement filed with the Commission on June 28, 1995.
     2. Registrant's By-Laws filed as Exhibit 3.2 to the Registration Statement filed with the Commission on June 28, 1995.
     3. Amendment to Article II, Section 2 of Registrant's By-Laws adopted by the Board of Directors and ratified by the Stockholders at their Annual Meeting held on August 11, 1997 filed as Exhibit 3.2.1 to Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1997 as filed with the Commission on November
          14, 1997.
     4. Registrant's Shareholders' Agreement filed as Exhibit 4.1 to the Registration Statement filed with the Commission on November 17, 1995.
     5. Subscription Agreement filed as Exhibit 4.3 To the Registration Statement filed with the Commission November 17, 1995.
     6.   Specimen Stock Certificate of Registrant.


                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



(Registrant)        World Marketing Alliance, Inc.
Date                    January 19, 1998
By           /s/        Thomas W. Montgomery, Executive Vice President
                                                            (SEAL)

                           EXHIBIT 6



NUMBER                                  SHARES


       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                  WMA INTERNATIONAL CORPORATION
The Corporation is authorized to issue 10,000,000 Common Shares -
Par Value $.001 each


     This Certifies that                                      is the owner of
                                                fully paid and non-assessable
Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

          In Witness Whereof, the said Corporation has caused this Certificate to be signed by its authorized officers and to be sealed with the Seal of the Corporation.

Dated                                                       SEAL


_________________________________       _____________________________________
S. HUBERT HUMPHREY, JR.                 THOMAS W. MONTGOMERY,
PRESIDENT                               SECRETARY

                        RESTRICTIVE LEGEND




ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, BEQUEST OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT
 TO THE TERMS AND PROVISIONS OF A SHAREHOLDERS AGREEMENT, BY AND
AMONG THIS CORPORATION AND ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF THIS CORPORATION. ANY TRANSFER OF SHARES OTHER THAN IN ACCORDANCE WITH THE TERMS OF SAID AGREEMENT SHALL BE
NULL AND VOID.















     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations. Additional abbreviations may also be used though not in the list.
     TEN COM   - as tenants in common           UNIF GIFT MIN ACT.Custodian
     TEN ENT   - as tenants by the entireties   under Uniform gifts to Minors
                                                Act.......(State)
     JT TEN    - as joint tenants with right of survivorship
                 and not as tenants in common
                                       PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE

For value received, the undersigned hereby sells, assigns and transfers unto
 ..............................................................................
         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
                    ..........................................................
 ..........................................................................Shares
represented by the within Certificate, and hereby irrevocably constitutes and appoints .................................................
 ..............................................  Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated..............................................................
          In the presence of            ....................................
 ............................................................................